Exhibit 4.3


                      BUSINESS CONSULTING SERVICES CONTRACT
                      -------------------------------------

THIS AGREEMENT made as of the 18th day of November, 2002

BETWEEN: Frank Merhib, a private businessman and independent consultant, with offices at 14325 NW 18th Court, Pembroke Pines, Florida 33028.

               (hereinafter referred to as "Merhib")

                                                               OF THE FIRST PART

AND: Immediatek, Inc., a business established pursuant to the laws of the State of Texas, having executive offices at Suite 1200, 2435 North Central Expressway, Richardson, Texas.

               (hereinafter referred to as "Immediatek")

                                                              OF THE SECOND PART

WHEREAS:

A) Immediatek wishes to hire Merhib to provide certain business consulting services to Immediatek (as further detailed in Section 2 below), and that Merhib has agreed to provide said services to Immediatek on a consulting basis, and that Merhib is qualified to render the aforesaid services;

B) Merhib has indicated its willingness to accept and undertake the duties and responsibilities on the terms and conditions set out herein, and will perform said duties and responsibilities as an independent contractor to Immediatek; and,

C) The parties have agreed that the terms and conditions of such contractual work will be as hereinafter set forth.


NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and of the covenants and agreements hereinafter contained, that the parties have agreed as follows:

1.   TERM
     ----

Subject to the provisions contained herein, the duration of this Agreement (the "Term") shall be for twelve (12) months unless terminated or renewed in accordance with the terms and provisions of this Agreement. The Agreement may be cancelled by either Party, provided that thirty (30) days advance written notice is given.

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  Frank Merhib - 14325 NW 18th Court - Pembroke Pines, Florida - 33028 - USA

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2.   SERVICES / SCOPE OF WORK TO BE PERFORMED
     ----------------------------------------

Merhib is hereby engaged by Immediatek in a business consulting/advisory capacity for the Term of the Agreement.

Merhib agrees to provide to Immediatek, on a best-efforts basis, such services to Immediatek so as to advise Immediatek in business development, business strategy and corporate image. Without limiting the generality of the foregoing, Merhib will also assist Immediatek in developing, studying and evaluating acquisition proposals, prepare reports and studies thereon when advisable, and assist in matters of corporate strategy and discussions pertaining thereof. Nothing contained herein constitutes a commitment on the part of Merhib to find an acquisition target for the Company or, is such target is found, that any transaction will be completed. This Agreement is not a contract for listing services, and nothing in this Agreement will require Merhib to negotiate on behalf of Immediatek with corporations that are involved with listings or making a market in corporate securities in the OTC markets. Merhib would undertake such services under the direction of Immediatek's CEO.

Lastly, Merhib agrees to use his best efforts to perform the services required under this Agreement.


3.   REMUNERATION
     ------------

Immediately upon signing this Agreement, Immediatek shall issue to Merhib the sum of eleven million, three hundred thirty three thousand, three hundred thirty-four (11,333,334) free-trading S-8 common shares of Immediatek (the "Shares"), said sum (the "Fee") to represent the full cost of the work program outlined herein. The Fee shall be issued to Merhib in the form of an unrestricted stock certificate prior to Merhib beginning work pursuant to this Agreement.

Immediatek warrants to Merhib that the Shares representing said Fee may not, under any circumstances, be cancelled or revoked.

Collectively, this Fee shall represent full and complete payment of all professional fees, expenses and sub-contracting wages to be incurred by Merhib in completion of his services pursuant to this Agreement.


4.   GOVERNING LAW
     -------------

All matters arising out of this Agreement shall be determined and decided under the laws, regulations and rules of the State of Florida.


5.   ARBITRATION
     -----------

If a dispute should arise under any of the terms of this Agreement, both parties agree to submit the matter to Binding Arbitration according to the rules of the American Arbitration Association. In this regard, a request by either party for arbitration shall be binding on the other. Arbitration shall take place in the state of Florida before a one-arbitrator panel sitting in Broward County, Florida.

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  Frank Merhib - 14325 NW 18th Court - Pembroke Pines, Florida - 33028 - USA

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6.   HEADINGS
     --------

The headings used in this Agreement are for ease of reference only and shall not affect the meaning or the interpretation of this Agreement.


7.   NO PARTNERSHIP
     --------------

Nothing in this Agreement or in the relationship of the parties hereto shall be construed as in any sense creating a partnership among the parties or as giving to any party any of the rights or subjecting any party to any of the creditors of the other party.


8.   NO ASSIGNMENT
     -------------

Neither party hereto may assign his or its rights or obligations under this Agreement without the prior written consent of the other party hereto.


9.   SURVIVAL
     --------

Each party hereby agrees that all representations, warranties and other provisions contained in this Agreement shall forever survive the execution and delivery of this Agreement.


10.  SEVERABILITY
     ------------

The invalidity or non-enforceability of any provision in this Agreement shall not affect the validity or enforceability of any other provision or part of this Agreement, and the parties hereby undertake to re-negotiate in good faith any such invalid or unenforceable provision, with a view to concluding valid and enforceable arrangements as nearly as possible the same as those contained in this Agreement.


11.  ENTIRE AGREEMENT
     ----------------

The provisions contained in this Agreement constitute the entire agreement between the parties with respect to the subject matter and supersede all prior communications, proposals, representations and agreements, whether oral or written, with respect to the subject matter of this Agreement.


12.  NOTICES
     -------

All notices, demands and payments under this Agreement must be in writing and sent by certified mail, or may be delivered personally or by facsimile transmission to the addresses as first written above.

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  Frank Merhib - 14325 NW 18th Court - Pembroke Pines, Florida - 33028 - USA

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13.  AMENDMENTS
     ----------

No term or provision hereof may be amended except by an instrument in writing signed by all of the parties to this Agreement.


14.  COUNTERPARTS
     ------------

This Agreement may be executed in several counterparts (including by fax), each of which when so executed shall be deemed to be an original and shall have the same force and effect as an original and such counterparts together shall constitute one and the same instrument.


15.  DISCLOSURE
     ----------

In consideration of the confidential nature of the business contemplated herein, Merhib and Immediatek agree not to disclose or otherwise reveal to any third party any information pertaining to either Merhib or Immediatek business activities without prior written permission, except as may be required by law.


16.  REGULATORY APPROVAL
     -------------------

This Agreement and the obligations herein may be subject to the prior approval of the OTC-BB, NASD, SEC or other regulatory authorities. Furthermore, Merhib acknowledges that Immediatek may be required by law to disclose to certain securities regulatory authorities certain information with respect to the business and the identity of Merhib and its principals. Merhib will complete, sign and deliver all documentation required by applicable securities laws and regulatory policies in connection with this Agreement, executed as and when required.

IN WITNESS THEREOF, the authorized representatives of Merhib and Immediatek indicate their acceptance of the terms and conditions of this Agreement as outlined above as of the day and year first above written, and by affixing their duly authorized signatures below, Merhib and Carnegie International hereby agree to the full activation of this Agreement.

On Behalf of Frank Merhib:               On Behalf of Immediatek, Inc.:
/s/ Frank Merhib                         /s/ Zach Bair
--------------------------------         ------------------------------
Frank Merhib                             Name:      Zach Bair
                                         Position:  CEO

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  Frank Merhib - 14325 NW 18th Court - Pembroke Pines, Florida - 33028 - USA

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